Exhibit 1


                        CONFIDENTIAL TREATMENT REQUESTED



                          SECURITIES PURCHASE AGREEMENT


     SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of November 6, 1998, by and among Ligand Pharmaceuticals Incorporated, a Delaware corporation (the "Company"), Elan International Services, Ltd., a Bermuda corporation (the "Purchaser"), and Elan Corporation, plc, a public limited company organized under the laws of Ireland ("Elan").

                                    RECITALS

     WHEREAS, the Company, the Purchaser and Elan have entered into a binding letter of intent, dated as of September 28, 1998 (the "Letter of Intent");

     WHEREAS, pursuant to the Letter of Intent, the Purchaser has agreed to purchase from the Company shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), and Zero Coupon Convertible Senior Notes due 2008 (the "Notes") of the Company, in each case, on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT


     SECTION 1. Purchase and Sale of Common Stock and Notes.

     (a) Shares and Initial Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, at the Initial Closing (as defined in Section 2(a)) the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, (i) 437,768 shares of Common Stock (the "Shares") at a purchase price of $11.65 per share (the "Share Purchase Price"), (ii) Notes (the "Initial Notes") hav-


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                                      -2-


ing an issue price of $30,000,000 (the "Initial Note Issue Price") and the Initial Note Conversion Price (as defined in Section 12(a)), to be issued in the form of the promissory note attached hereto as Exhibit A and (iii) Notes (the "License Notes") having an issue price of $10,000,000 (the "License Note Issue Price") and the License Note Conversion Price (as defined in Section 12(b)), to be issued in the form of the promissory note attached hereto as Exhibit A and in lieu of the payment by the Company to Elan of $10,000,000 in cash pursuant to clause 10.1.1(2) of the License Agreement (as defined in Section 6(f)).

     (b) Additional Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company may, upon [ * * * ] on or prior to December 31, 1999 and upon not less than 60 days' prior written notice (the "Purchase Request"), request that the Purchaser purchase from the Company additional Notes (the "Additional Notes" and, together with the Initial Notes and the License Notes, the "Securities"), having an aggregate issue price of not more than $70,000,000 (the aggregate issue price of the Additional Notes to be issued and sold on each such occasion being referred to herein as the "Additional Note Issue Price") and having the Additional Note Conversion Price (as defined in Section 12(c)), to be issued in the form of the promissory note attached hereto as Exhibit A; provided, however, that the gross proceeds to be received by the Company as a result of the issuance and sale of such Additional Notes shall be used solely to, without duplication, (i) make all remaining milestone payments, if any, due and payable to the stockholders, creditors and other obligees of Seragen, Inc. ("Seragen"), pursuant to and in accordance with the terms of that certain Agreement and Plan of Reorganization, dated as of May 11, 1998, by and among Seragen, the Company and Knight Acquisition Corp., as in effect on the date of this Agreement, or as amended with the Purchaser's written consent (the "Seragen Payments"), (ii) pay the purchase price for the assets of Marathon Biopharmaceuticals, LLC ("Marathon"), pursuant to and in accordance with the terms of that certain Option and Asset Purchase Agreement, dated as of May 11, 1998, by and among the Company, Marathon, 520 Commonwealth Avenue Real Estate Corp. and 660 Corporation, as in effect on the date of this Agreement, or as amended with the Purchaser's written consent (the "Marathon Payment"), and
(iii) otherwise finance the development of the Company's business. Each Purchase Request shall set forth (i) the proposed closing date of such purchase and sale of Additional Notes, which shall be a date at least 60 days but not more than 180


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                                      -3-


days prior to such Additional Closing Date (each such date, an "Additional Closing Date"), (ii) the Additional Note Issue Price of the Additional Notes proposed to be issued and sold by the Company on such Additional Closing Date and (iii) a description in reasonable detail of the transaction or transactions pursuant to which the Company proposes to utilize the gross proceeds to be received by the Company from such proposed issuance and sale of Additional Notes, which description shall be accompanied by all documents and agreements entered into or proposed to be entered into in connection with such transaction or transactions, to the extent such documents or any preliminary drafts thereof are available at the time such Purchase Request is provided by the Company.

     (c) License Shares. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, pursuant to the License Agreement, the Company may, at its option, issue to Elan shares of Common Stock (the "License Shares") in lieu of making cash payments thereunder (each such issuance, a "License Share Issuance") at the times set forth in, and in accordance with the terms of, clauses 10.1.1(1), (3) and (4) of the License Agreement.


     SECTION 2. Closings.

     (a) Initial Closing. The closing of the sale and purchase of each of the Shares, the Initial Notes, the License Notes and the License Shares to be issued under clause 10.1.1(1) of the License Agreement (the "Initial Closing") shall take place at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, NY 10005, at 10:00 AM, New York City time, on November 9, 1998, or such other time and place as the Company and the Purchaser may agree (the "Initial Closing Date"). At the Initial Closing, the Company shall deliver to the Purchaser (i) a certificate or certificates, registered in the name of the Purchaser, representing the Shares, against payment of the Share Purchase Price, (ii) one or more promissory notes in the form attached hereto as Exhibit A, registered in the name of the Purchaser, representing the Initial Notes, against payment of the Initial Note Issue Price and (iii) one or more promissory notes in the form attached hereto as Exhibit A, registered in the name of the Purchaser, representing the License Notes.

     (b) Additional Closings. The closing of each purchase and sale of Additional Notes (each such closing, an "Additional Closing") shall take place at the offices of Ca-


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                                      -4-


hill, Gordon & Reindel, 80 Pine Street, New York, NY 10005, at 10:00 AM, New York City time, on the Additional Closing Date set forth in the Purchase Notice delivered to the Purchaser by the Company in accordance with Section 1(b), or such other time and place as the Company and the Purchaser may agree. At each Additional Closing, the Company shall deliver to the Purchaser one or more promissory notes in the form attached hereto as Exhibit A, registered in the name of the Purchaser and/or in the name of one or more of its Affiliates (as defined in Section 14(a)) (subject to compliance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act")) and in such denomination or denominations as the Purchaser may direct in writing, representing such Additional Notes, against payment of the Additional Note Issue Price.

     (c) License Share Issuances. Each License Share Issuance shall take place at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, NY 10005, at 10:00 AM, New York City time, on the applicable dates set forth in clauses 10.1.1(1), (3) and (4) of the License Agreement, or such other time and place as the Company and Elan may agree (each such date, a "License Share Issuance Date"). At each such License Share Issuance, the Company shall deliver to Elan a certificate or certificates, registered in the name of Elan and/or in the name of one or more of its Affiliates, (subject to compliance with Regulation S under the Securities Act) as Elan may direct in writing, representing the License Shares to be issued pursuant to and in accordance with the License Agreement.

     (d) Payments. Each payment required to be made by the Purchaser to the Company pursuant to this Section 2 shall be made by wire transfer in immediately available funds to an account designated in writing by the Company


     SECTION 3. Representations of the Company. Except as otherwise set forth in the Schedule of Exceptions attached hereto, the Company represents and warrants to and agrees with the Purchaser as follows:

          (a) Each of the Company and the Subsidiaries (as defined in paragraph
     (f) of this Section 3) is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own its properties and conduct its business as now being conducted. Each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions where the ownership or leasing


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                                      -5-


     of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), solvency, properties, prospects or material agreements of the Company and its Subsidiaries, taken as a whole (any such event, a "Material Adverse Effect").

          (b) The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Initial Notes and the License Notes. The Initial Notes and the License Notes have each been duly and validly authorized by the Company and, when executed by the Company and delivered to the Purchaser in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (c) Other than any stockholder approval that may be required by law, the Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Additional Notes. The Additional Notes, if and when issued, will have been duly and validly authorized by the Company and, when executed by the Company and delivered to the Purchaser in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (d) The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and legally binding agree-


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                                      -6-


     ment of the Company, enforceable against the Company in accordance with its terms, except that the enforcement hereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (e) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement (as defined in Section 6(d) hereof). The Registration Rights Agreement has been duly and validly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (f) The authorized, issued and outstanding capitalization of the Company as of the date hereof consists of: (i) 80,000,000 shares of Common Stock, of which 42,526,245 shares were issued and outstanding as of September 30, 1998, and (ii) 5,000,000 shares of convertible preferred stock (80,000 shares of which have been designated as "Series A Participating Preferred Stock"), of which no shares are issued and outstanding as of the date of this Agreement; all of the subsidiaries of the Company are listed on Schedule 3(f)(i) hereto (each, a "Subsidiary" and collectively, the "Subsidiaries"); all of the outstanding shares of capital stock of the Company and the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; all of the outstanding shares of capital stock of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Securities Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting; except for


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                                      -7-


     the Securities and except as described in the SEC Reports (as defined in paragraph (m) of this Section 3) or as otherwise set forth on Schedule 3(f)(ii) hereto, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of the Subsidiaries; except for the Subsidiaries, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

          (g) The Shares, when issued, sold and delivered to the Purchaser at the Initial Closing against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable, will not be issued in violation of any preemptive or similar rights and will be free of any liens, encumbrances or restrictions on transfer other than those imposed by the Securities Act and applicable state securities or "Blue Sky" laws.

          (h) The License Shares, if and when issued and delivered to Elan in accordance with the terms of this Agreement and the License Agreement, will be duly and validly issued, fully paid and nonassessable, will not be issued in violation of any preemptive or similar rights and will be free of any liens, encumbrances or restrictions on transfer other than those imposed by the Securities Act and applicable state securities or "Blue Sky" laws.

          (i) The shares of Common Stock issuable upon conversion of the Initial Notes and the License Notes have been, and, upon the issuance of any Additional Notes, the shares of Common Stock issuable upon conversion of such Additional Notes will be, reserved for issuance upon such conversion and, if and when issued upon such conversion, will be duly and validly issued, fully paid and nonassessable, will not be issued in violation of any preemptive or similar rights and will be free of any liens, encumbrances or restrictions on transfer other than those imposed by the Securities Act and applicable state securities or "Blue Sky" laws. The shares of Common Stock issuable upon conversion of the Securities are referred to herein as the "Conversion Shares."


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                                      -8-


          (j) No consent, approval, authorization or order of any court or governmental agency or body or third party is required for the issuance and sale by the Company of the Shares, the Conversion Shares, the License Shares or the Securities or the consummation by the Company of the other transactions contemplated hereby or by the Registration Rights Agreement and, in the case of the Additional Notes and the License Shares, no such consent, approval, authorization or order will be required upon any issuance and sale thereof by the Company, except that no representation or warranty is made with respect to filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), in connection with the issuance of the License Shares or upon conversion of the Securities. None of the Company or the Subsidiaries is (i) in violation of its certificate of incorporation or bylaws, (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, "Contracts"), except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.

          (k) None of the Company, the Subsidiaries, any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities
     Act) or any person acting on its or their behalf has engaged in any directed selling efforts (as that term is defined in Regulation S under the Securities Act ("Regulation S")) with respect to the Shares, the Securities or the License Shares; the Company, the Subsidiaries and their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities
     Act) and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S.


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                                      -9-


          (l) The execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement and the consummation by the Company of the transactions contemplated hereby and thereby will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws of the Company or any of the Subsidiaries or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Purchaser and Elan set forth in
     Section 4 of this Agreement) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

          (m) The Company has filed with the Securities and Exchange Commission (the "SEC") all required forms, reports, registration statements and documents required to be filed by it with the SEC since December 31, 1996 (collectively, the "SEC Reports"), all of which complied as to form when filed in all material respects with the applicable provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be. As of their respective dates, the SEC Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (n) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and the Subsidiaries included or incorporated by reference in any of the SEC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as otherwise stated therein, and present fairly, in all material respects, the consolidated finan-


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     cial position of the Company and the Subsidiaries at the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they include footnotes or may be condensed or summary statements) and such audited financial statements are accompanied by an unqualified opinion thereon by the Company's independent auditors.

          (o) Except as set forth on Schedule 3(o), there is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the property or assets of the Company or any of the Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body which, if determined adversely to the Company or any such Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect, or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge (i) the issuance or sale of the Shares, the License Shares or the Securities, (ii) the consummation of the other transactions contemplated by this Agreement or the Registration Rights Agreement or (iii) the issuance of the License Shares pursuant to the License Agreement.

          (p) Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now conducted and as proposed to be conducted ("Permits"), except as disclosed in the SEC Reports and except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit,


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                                      -11-


     except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

          (q) Since June 30, 1998 and except as otherwise set forth in the SEC Reports, (i) except as set forth on Schedule 3(q), none of the Company or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), solvency or prospects of the Company and the Subsidiaries, taken as a whole, (ii) none of the Company or the Subsidiaries has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than with respect to the Subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by the Company) and (iii) there has not been any material change in the capital stock or long-term indebtedness of the Company or the Subsidiaries.

          (r) Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which the Company or any Subsidiary is contesting in good faith and for which the Company or such Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any of the Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect.

          (s) Each of the Company and the Subsidiaries has good and marketable title to all real property and good title to all personal property owned by it and good and marketable title to all leasehold estates in the real and personal property being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as set forth on Schedule 3(s) and except to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect.


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                                      -12-


          (t) Each of the Contracts is valid and enforceable against the Company or the Subsidiaries, as the case may be, and to the best of the Company's knowledge, is valid and enforceable against the other party or parties thereto and the Company is not, and has no actual knowledge that any other party is, in default under or in respect of any such Contract, with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

          (u) Each of the Company and the Subsidiaries owns or possesses adequate licenses or other valid rights to use all patents and applications therefore, trademarks, service marks, trade names, copyrights and know-how (collectively, "Proprietary Rights") necessary to conduct the businesses now or proposed to be conducted by it, except for such lack of or defects in ownership as would not, individually or in the aggregate, have a Material Adverse Effect. None of the Company or the Subsidiaries has received any notice that any Proprietary Rights have been declared unenforceable or otherwise invalid by any court or governmental agency other than notices relating to Proprietary Rights the loss of which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 3(u), none of the Company or the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any Proprietary Rights which, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

          (v) Except as would not, individually or in the aggregate, have a Material Adverse Effect (A) each of the Company and the Subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or the Subsidiaries, threatened against the Company or any Subsidiary under any Environmental Law, (D) no lien, charge, encumbrance or restric-tion has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any Subsidiary, (E) none of the Company or the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law,
     (F) no property or facility of the Company or any Subsidiary is (i) listed or proposed for listing on the National Priorities List under CERCLA or
     (ii) listed in the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

          For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and aboveground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

          (w) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or the Subsidiaries which is pending or, to the knowledge of the Company or the Subsidiaries, threatened, other than any such strike, labor dispute, slowdown or work stoppage which would not, individually or in the aggregate, have a Material Adverse Effect.

          (x) Each of the Company and the Subsidiaries carries insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties.

          (y) None of the Company or the Subsidiaries has any liability for any prohibited transaction or funding defi-ciency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any Subsidiary makes or ever has made a contribution and in which any employee of the Company or any Subsidiary is or has ever been a participant. With respect to such plans, the Company and the Subsidiaries are in compliance in all material respects with all applicable provisions of ERISA.

          (z) Each of the Company and the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

          (aa) Except as provided in the Registration Rights Agreement, the Company has not granted or agreed to grant any registration rights to any person or entity.

          (bb) Immediately after the issuance of each of the Initial Notes, the License Notes and any Additional Notes, the fair value and present fair saleable value of the assets of the Company (on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; the Company (on a consolidated basis) is not and will not be (on a consolidated basis) after giving effect to the issuance of each of the Initial Notes, the License Notes or any Additional Notes, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

          (cc) Under the Preferred Share Rights Agreement, dated as of September 13, 1996, between the Company and Wells Fargo Bank, N.A., as amended (the "Rights Agreement"), no event has occurred that has caused or will cause, and none of the execution of this Agreement, the Registration Rights Agreement or the License Agreement, or the consummation of the transactions contemplated hereby or thereby, including the issuance and sale of the Shares, the Conversion Shares, the License Shares and the Securities, will cause, rights issued thereunder to become exercisable or a "Distribution Date" to occur, assuming compliance by Elan and its Affiliates with the provisions of
     Section 14(c) of this Agreement.

          (dd) Except as otherwise disclosed to the Purchaser, no person has or will have, as a result of the transactions contemplated by this Agreement or the License Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act by the Company or of any agent of the Company. The Company will pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any claim for any such commission, fee or other compensation.

     Elan is intended to be a third-party beneficiary of each of the representations, warranties and agreements set forth in this Section 3, excluding Section 3(b), (c), (h), (i) and (bb).


     SECTION 4. Representations of the Purchaser and Elan.

     (a) The Purchaser represents and warrants to and agrees with the Company as follows:

          (i) The Purchaser has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Purchaser and constitutes a valid and legally binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, except that the enforcement hereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (ii) The Purchaser has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Regis-tration Rights Agreement has been duly and validly authorized by the Purchaser and, when executed and delivered by the Purchaser, will constitute a valid and legally binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, except that
     (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (iii) The Purchaser acknowledges that none of the Shares or the Initial Notes have been, nor will the Additional Notes or the Conversion Shares be, registered under the Securities Act or any other applicable securities laws, are being issued or sold, or will be issued or sold, in transactions not requiring registration under the Securities Act and, unless so registered, may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law, pursuant to an exemption therefrom or in a transaction not subject thereto and in each case in compliance with the conditions for transfer set forth in clause (v) of this paragraph (a).

          (iv) The Purchaser is outside the United States and is not a "U.S. person" (as such term is defined in Regulation S).

          (v) Until the expiration of the "one-year distribution compliance period" within the meaning of Rule 903 of Regulation S, the Purchaser will not sell or otherwise transfer the Shares, the Securities or the Conversion Shares, except (i) to the Company or its Subsidiaries, (ii) pursuant to an effective registration statement which has been declared effective under the Securities Act, (iii) in an offshore transaction in accordance with Rule 904 of Regulation S or (iv) pursuant to any other available exemption from the registration requirements of the Securities Act, including Rule 144 thereunder ("Rule 144"). After the expiration of such "one-year distribution compliance period," the Purchaser will not sell or otherwise transfer the Shares, the Securities or the Conversion Shares, except pursuant to registration under the Securities Act or an available exemption therefrom and, in any case, in accordance with the provisions of Regulation S and applicable state securities laws.

          (vi) The Purchaser understands that the certificates representing the Shares and any Conversion Shares will, so long as appropriate, bear the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO A VALID EXEMPTION THEREFROM AND HAVE BEEN SOLD IN RELIANCE ON THE EXEMPTION FROM REGISTRATION PROVIDED BY REGULATION S UNDER THE ACT ("REGULATION S"). THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S (ss.230.901 THROUGH ss.230.905, AND PRELIMINARY NOTES). HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

                  THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN A SECURITIES PURCHASE AGREEMENT, DATED AS OF NOVEMBER 6, 1998, BY AND AMONG THE COMPANY, ELAN INTERNATIONAL SERVICES, LTD. AND ELAN CORPORATION, PLC, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SHARES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE.

          (vii) The Purchaser agrees that the Company shall be entitled to make a notation on its records and give instructions to any transfer agent of the Common Stock in order to implement the restrictions on transfer set forth in this Agreement.

          (viii) The Purchaser acknowledges that it believes that it has received all information it considers necessary or appropriate and has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance and sale of the Shares and the Securities and the business, properties, prospects and financial condition of the Company; provided that this clause (viii) shall in no way limit or modify the representations and warranties of the Company set forth in Section 3 of this Agreement or the right of the Purchaser to rely thereon. The Purchaser acknowledges that it is a sophisticated investor and that an investment in the Shares and the Securities involves a high degree of risk. The Purchaser further acknowledges that the Share Purchase Price may or may not exceed the latest publicly quoted per share "asked" price of the Common Stock.

          (ix) The Purchaser is purchasing the Shares and the Securities, and, to the extent that the Purchaser converts the Securities, will acquire the Conversion Shares, for its own account for the purpose of investment and not (i) with a view to, or for sale in connection with, any distribution thereof or (ii) for the account or on behalf of any "U.S. person" (as such term is defined in Regulation S). The Purchaser understands, acknowledges and agrees that it must bear the economic risk of its investment in the Shares, the Conversion Shares and the Securities for an indefinite period of time and that prior to any offer or sale of such securities, the Company may require, as a condition to effecting a transfer of the Shares, the Conversion Shares or the Securities, an opinion of counsel to the Purchaser, acceptable to the Company, as to the registration or exemption therefrom under the Securities Act.

          (x) The Purchaser was not formed specifically for the purpose of acquiring the Shares or the Securities purchased or to be purchased pursuant to this Agreement.

          (xi) The execution, delivery and performance by the Purchaser of this Agreement and the Registration Rights Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which the Purchaser is a party, except for any such conflict, breach, default, violation or event which would not, individually or in the aggregate, have a material adverse ef-fect on the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), solvency, properties, prospects or material agreements of the Purchaser and its subsidiaries, taken as a whole, (ii) the certificate of incorporation or bylaws of the Purchaser or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Company set forth in Section 3 of this Agreement) any statute, judgment, decree, order, rule or regulation applicable to the Purchaser or any of its respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), solvency, properties, prospects or material agreements of the Purchaser and its subsidiaries, taken as a whole.

          (xii) No consent, approval, authorization or order of any court or governmental agency or body or third party is required for the execution, delivery or performance of this Agreement or the Registration Rights Agreement by the Purchaser or the consummation of the transactions contemplated hereby or thereby, except that no representation or warranty is made with respect to filings required by the HSR Act in connection with the conversion of the Securities.

          (xiii) Except as otherwise disclosed to the Company, no person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Purchaser for any commission, fee or other compensation as a finder or broker because of any act by the Purchaser or of any agent of the Purchaser. The Purchaser will pay, and hold the Company harmless against, any liability, loss or expense (including without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any claim for any such commission, fee or other compensation.

     (b) Elan represents and warrants to and agrees with the Company as follows:

          (i) Elan has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by Elan and constitutes a valid and legally binding agreement of Elan enforceable against Elan in accordance with its terms, except that the enforcement hereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (ii) Elan acknowledges that the License Shares will not be registered under the Securities Act or any other applicable securities laws, will be issued in transactions not requiring registration under the Securities Act and, unless so registered, may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law, pursuant to an exemption therefrom or in a transaction not subject thereto and in each case in compliance with the conditions for transfer set forth in paragraph
     (v) of this paragraph (b).

          (iii) Elan is outside the United States and is not a "U.S. person" (as such term is defined in Regulation S).

          (iv) Until the expiration of the "one-year distribution compliance period" within the meaning of Rule 903 of Regulation S, Elan will not sell or otherwise transfer the License Shares, except (i) to the Company or its Subsidiaries, (ii) pursuant to an effective registration statement which has been declared effective under the Securities Act, (iii) in an offshore transaction in accordance with Rule 904 of Regulation S or (iv) pursuant to any other available exemption from the registration requirements of the Securities Act, including Rule 144. After the expiration of such "one-year distribution compliance period," Elan will not sell or otherwise transfer the License Shares, except pursuant to registration under the Securities Act or an available exemption therefrom and, in any case, in accordance with the provisions of Regulation S and applicable state securities laws.

          (v) Elan understand that the certificates representing the License Shares will, so long as appropriate, bear the legend set forth in clause
     (vi) of paragraph (a) of this Section 4.

          (vi) Elan agrees that the Company shall be entitled to make a notation on its records and give instructions to any transfer agent of the Common Stock in order to implement the restrictions on transfer set forth in this Agreement.

          (vii) Elan acknowledges that it believes that it has received all information it considers necessary or appropriate and has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance and sale of the License Shares and the business, properties, prospects and financial condition of the Company; provided that this clause (viii) shall in no way limit or modify the representations and warranties of the Company set forth in Section 3 of this Agreement or the right of Elan to rely thereon. Elan acknowledges that it is a sophisticated investor and that an investment in the License Shares involves a high degree of risk. Elan further acknowledges that the valuation price of the License Shares set forth in clauses 10.1.1(1), (3) and (4) of the License Agreement may or may not exceed the last publicly quoted per share "asked" price of the Common Stock on any License Share Issuance Date.

          (viii) Elan will be acquiring the License Shares for its own account for the purpose of investment and not (i) with a view to, or for sale in connection with, any distribution thereof or (ii) for the account or on behalf of any "U.S. person" (as such term is defined in Regulation S). Elan understands, acknowledges and agrees that it must bear the economic risk of its investment in the License Shares for an indefinite period of time and that prior to any offer or sale of such securities, the Company may require, as a condition to effecting a transfer of the License Shares, an opinion of counsel to Elan , acceptable to the Company, as to the registration or exemption therefrom under the Securities Act.

          (ix) Elan was not formed specifically for the purpose of acquiring the License Shares purchased pursuant to this Agreement.

          (x) Neither Elan nor any of its Affiliates has, directly or indirectly, within the past 90 days nor will such persons until the expiration of the "one-year distribution compliance period" within the meaning of Rule 903 of Regulation S commencing from the later to occur of
     (i) the last Additional Closing occurring on or before December 31, 1999 and (ii) the last License Share Issuance occurring on or before the expiration or termination of the

     License Agreement directly or indirectly, enter into any short selling of any equity security of the Company (including, without limitation, the Common Stock) or any hedging transaction with respect to any equity security of the Company, including, without limitation, puts, calls, or other option transactions, option writing and equity swaps, unless in compliance with the Securities Act.

          (xi) The execution, delivery and performance by Elan of this Agreement and the Registration Rights Agreement and the consummation by Elan of the transactions contemplated hereby and thereby will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which Elan is a party, except for any such conflict, breach, default, violation or event which would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), solvency, properties, prospects or material agreements of Elan and its subsidiaries, taken as a whole, (ii) the certificate of incorporation or bylaws of Elan or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Company set forth in Section 3 of this Agreement) any statute, judgment, decree, order, rule or regulation applicable to Elan or any of its respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), solvency, properties, prospects or material agreements of Elan and its subsidiaries, taken as a whole.

          (xii) No consent, approval, authorization or order of any court or governmental agency or body or third party is required for the execution, delivery or performance of this Agreement by Elan or the consummation of the transactions contemplated hereby, except that no representation or warranty is made with respect to filings required by the HSR Act in connection with the issuance and sale of the License Shares pursuant to clauses 10.1.1(3) and (4) of the License Agreement.

          (xiii) Except as otherwise disclosed to the Company, no person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon Elan for any commission, fee or other compensation as a finder or broker because of any act by Elan or of any agent of Elan. Elan will pay, and hold the Company harmless against, any liability, loss or expense (including without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any claim for any such commission, fee or other compensation.

     SECTION 5. Conditions to Company's and Purchaser's Obligations at Initial Closing. The respective obligations of each of the Company and the Purchaser to consummate the purchase and sale of each of the Shares, the Initial Notes and the License Notes, in each case, pursuant to Section 1(a) of this Agreement shall be subject to the satisfaction of the following conditions at or prior to the Initial Closing Date:

          (a) The sale of the Shares, the Initial Notes and the License Notes hereunder shall not be enjoined (temporarily or permanently) on the Initial Closing Date.

          (b) All consents, approvals, authorizations and orders of any court or governmental agency or body, or third party required in connection with the execution and delivery of this Agreement, the Registration Rights Agreement and the License Agreement and the consummation of the transactions contemplated hereby and thereby shall have been obtained.


     SECTION 6. Conditions to Purchaser's Obligations at Initial Closing. The obligation of the Purchaser to purchase the Shares, the Initial Notes and the License Notes, in each case, pursuant to Section 1(a) of this Agreement shall be subject to satisfaction or waiver of the following conditions at or prior to the Initial Closing Date:

          (a) Each of the representations and warranties of the Company set forth in Section 3 hereof that are qualified by Material Adverse Effect or materiality shall be true and correct in all respects and each of the representations and warranties of the Company set forth in Section 3 hereof that are not so qualified shall be true and cor-rect in all material respects, in each case, on and as of the date hereof and on and as of the Initial Closing Date as if made on and as of the Initial Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date; the statements of the Company's officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made; the Company shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Initial Closing Date; since June 30, 1998, and except as disclosed in the Company's (i) Registration Statement on Form S-4 filed with the SEC on July 9, 1998, (ii) Form 10-Q filed with the SEC on August 14, 1998, (iii) Form 8-K filed with the SEC on August 25, 1998 and (iv) Form 8-K/A filed with the SEC on September 25, 1998 (the "Additional SEC Reports"), there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

          (b) On the Initial Closing Date, the Purchaser shall have received the opinion, dated as of the Initial Closing Date and addressed to the Purchaser, of each of Brobeck, Phleger & Harrison LLP, counsel for the Company, and the General Counsel of the Company, substantially in the form attached hereto as Exhibit B1 and Exhibit B2, respectively.

          (c) The Purchaser shall have received a certificate of the Company, dated the Initial Closing Date, signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer, to the effect that:

               (i) Each of the representations and warranties of the Company contained in this Agreement that are qualified by Material Adverse Effect or materiality are true and correct in all respects and the representations and warranties of the Company contained in this Agreement that are not so qualified are true and correct in all material respects, in each case, on and as of the Initial Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date, and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Initial Closing Date;

               (ii) At the Initial Closing Date and since June 30, 1998, except as disclosed in the Additional SEC Reports, no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; and

               (iii) The sale of the Shares, the Initial Notes and the License Notes hereunder has not been enjoined (temporarily or permanently).

          (d) On the Initial Closing Date, the Purchaser shall have received the Eleventh Addendum to the Amended Registration Rights Agreement, dated as of June 24, 1994, by and among the Company and those entities party thereto (the "Registration Rights Agreement"), duly executed by the Company, and such agreement shall be in full force and effect and there shall exist at and as of the Initial Closing Date no condition that would constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) the Registration Rights Agreement.

          (e) On or prior to the Initial Closing Date, the Purchaser shall have received a true and correct copy of the Rights Agreement, as amended through the Initial Closing Date.

          (f) On the Initial Closing Date, the Company shall have delivered to the Purchaser a duly executed copy of the Development, License and Supply Agreement, dated as of the Initial Closing Date, by and between the Company and Elan (the "License Agreement"); the License Agreement shall be in full force and effect and there shall exist at and as of the Initial Closing Date no condition that would constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) the License Agreement by the Company.

     All such documents, certificates, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Purchaser and counsel for the Purchaser.

     SECTION 7. Conditions to Company's Obligations at Initial Closing. The obligation of the Company to issue and sell the Shares, the Initial Notes and the License Notes, in each case, pursuant to Section 1(a) of this Agreement shall be subject to satisfaction or waiver of the following conditions at or prior to the Initial Closing Date:

          (a) Each of the representations and warranties of each of the Purchaser and Elan set forth in Section 4 hereof that are qualified by materiality shall be true and correct in all respects and each of the representations and warranties of each of the Purchaser and Elan set forth in Section 4 hereof that are not so qualified shall be true and correct in all material respects, in each case, on and as of the date hereof and on and as of the Initial Closing Date as if made on and as of the Initial Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date; the statements of each of the Purchaser's and Elan's officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made; each of the Purchaser and Elan shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Initial Closing Date.

          (b) The Company shall have received a certificate of the Purchaser, dated the Initial Closing Date, signed on behalf of the Purchaser by its President and Chief Financial Officer, to the effect that the representations and warranties of the Purchaser contained in this Agreement that are qualified by materiality are true and correct in all respects and the representations and warranties of the Purchaser contained in this Agreement that are not so qualified are true and correct in all material respects, in each case, on and as of the Initial Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date, and the Purchaser has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Initial Closing Date.

          (c) The sale of the Shares and the Initial Notes hereunder has not been enjoined (temporarily or permanently).

          (d) The Purchaser shall have delivered the Share Purchase Price, the Initial Note Issue Price and the Li-cense Note Issue Price in accordance with Section 2(a) hereof.

          (e) On the Initial Closing Date, Elan shall have delivered to the Company a duly executed copy of the License Agreement; the License Agreement shall be in full force and effect and there shall exist at and as of the Initial Closing Date no condition that would constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) the License Agreement by Elan.

     All such documents, certificates, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Company and counsel for the Company.


     SECTION 8. Conditions to Purchaser's Obligations at Additional Closings.

     (a) The obligation of the Purchaser to purchase Additional Notes pursuant to Section 1(b) of this Agreement, the gross proceeds of which are to be used by the Company to make the Seragen Payments or the Marathon Payment, as set forth in the Purchase Request applicable thereto, shall be subject to satisfaction or waiver of the following conditions at or prior to the Additional Closing Date applicable thereto:

          (i) Each of the representations and warranties of the Company set forth in Section 3 hereof that are qualified by Material Adverse Effect or materiality shall be true and correct in all respects and each of the representations and warranties of the Company set forth in Section 3 hereof that are not so qualified shall be true and correct in all material respects, in each case, on and as of such Additional Closing Date as if made on and as of such Additional Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date; the statements of the Company's officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made; the Company shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Additional Closing Date; since June 30, 1998 and except as disclosed in Additional SEC Reports, there shall have been no event or development, and no informa-tion shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

          (ii) On such Additional Closing Date, the Purchaser shall have received the opinion, dated as of such Additional Closing Date and addressed to the Purchaser, of each of Brobeck, Phleger & Harrison LLP, counsel for the Company (or such other counsel as is reasonably acceptable to the Purchaser), and the General Counsel of the Company substantially in the form attached hereto as Exhibit C1 and Exhibit C2, respectively.

          (iii) The Purchaser shall have received a certificate of the Company, dated such Additional Closing Date, signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer, to the effect that:

               (1) The representations and warranties of the Company contained in this Agreement that are qualified by Material Adverse Effect or materiality are true and correct in all respects and the representations and warranties of the Company contained in this Agreement that are not so qualified are true and correct in all material respects, in each case, on and as of such Additional Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date, and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Additional Closing Date;

               (2) At such Additional Closing Date and since June 30, 1998, except as set forth in the Additional SEC Reports, no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect;

               (3) The sale of such Additional Notes hereunder has not been enjoined (temporarily or permanently); and

               (4) Each of this Agreement, the Registration Rights Agreement or the New Registration Rights Agreement, as the case may be, the License Agreement (to the extent not previously terminated by mutual agreement of the parties thereto) and, to the extent outstanding, the Securities, are, and after giving effect to the issuance and sale of such Additional Notes, will be, valid and enforceable against the Company, except that (A) the enforcement hereof and thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution under the Registration Rights Agreement or the New Registration Rights Agreement, as the case may be, may be limited by federal and state securities laws and public policy considerations, and no event that constitutes a material breach of or a material default under (or an event which, with notice or passage of time or both would constitute a material default under) this Agreement, the Registration Rights Agreement or the New Registration Rights Agreement, as the case may be, the License Agreement (to the extent not previously terminated by mutual agreement of the parties thereto) or, to the extent outstanding, the Securities, by the Company has occurred and is continuing or, after giving effect to the issuance and sale of such Additional Notes, will have occurred and be continuing.

          (iv) Both before and after giving effect to the issuance and sale of such Additional Notes, each of this Agreement, the Registration Rights Agreement or the New Registration Rights Agreement, as the case may be, the License Agreement (to the extent not previously terminated by mutual agreement of the parties thereto) and, to the extent outstanding, the Securities, shall be valid and enforceable against the Company, except that
     (A) the enforcement hereof and thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution under the Registration Rights Agreement or the New Registration Rights Agreement, as the case may be, may be limited by federal and state securities laws and public policy considerations, and no event that constitutes a material breach of or a material default under (or an event which, with notice or passage of time or both would constitute a material default under) this Agreement, the Registration Rights Agreement or the New Registration Rights Agreement, as the case may be, the License Agreement (to the extent not previously terminated by mutual agreement of the parties thereto) or, to the extent outstanding, the Securities, by the Company shall have occurred and be continuing.

          (v) The Company shall have delivered to the Purchaser a Purchase Request relating to such Additional Notes in accordance with Section 1(b) of this Agreement.

          (vi) The Purchaser shall have completed a confirmatory due diligence investigation relating to Seragen or Marathon, as the case may be (including confirmatory legal, accounting and business due diligence), and shall be satisfied, in its reasonable judgment, with the results thereof.

          (vii) All consents, approvals, authorizations and orders of any court or governmental agency or body, or third party required in connection with the issuance and sale of such Additional Notes shall have been obtained, except for any filings required by the HSR Act upon conversion of such Additional Notes.

          (viii) The issuance and sale of such Additional Notes hereunder shall not be enjoined (temporarily or permanently) on the Additional Closing Date applicable thereto.

     (b) The obligation of the Purchaser to purchase Additional Notes pursuant to Section 1(b) of this Agreement the gross proceeds of which are to be used by the Company for any purpose other than to make the Seragen Payments or the Marathon Payment, as set forth in the Purchase Request applicable thereto, shall be subject to the prior written consent of the Purchaser, which consent may be withheld in the Purchaser's sole discretion whether or not the conditions set forth in paragraph (a) of this Section 8 have been satisfied or previously waived.

     All such documents, certificates, schedules, notices and instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Purchaser and counsel for the Purchaser.

     SECTION 9. Conditions to the Company's Obligations at Additional Closings. The obligation of the Company to issue Additional Notes pursuant to Section 1(b) of this Agreement shall be subject to satisfaction or waiver of the following conditions at or prior to the Additional Closing Date applicable thereto:

          (a) Each of the representations and warranties of the Purchaser set forth in Section 4(a) hereof that are qualified by materiality shall be true and correct in all respects and each of the representations and warranties of the Purchaser set forth in Section 4(a) hereof that are not so qualified shall be true and correct in all material respects, in each case, on and as of such Additional Closing Date as if made on and as of such Additional Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date; the statements of the Purchaser's officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made; the Purchaser shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Additional Closing Date.

          (b) The Company shall have received a certificate of the Purchaser, dated the Initial Closing Date, signed on behalf of the Purchaser by its President and Chief Financial Officer, to the effect that:

               (i) the representation and warranties of the Purchaser contained in this Agreement that are qualified by materiality are true and correct in all respects and the representations and warranties of the Purchaser contained in this Agreement that are not so qualified are true and correct in all material respects, in each case, on and as of such Additional Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date, and the Purchaser has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Additional Closing Date; and

               (ii) each of this Agreement, the Registration Rights Agreement or the New Registration Rights Agreement, as the case may be, and the License Agreement (to the extent not previously terminated by mu-tual agreement of the parties thereto) are valid and enforceable against the Purchaser and Elan, to the extent a party thereto, except that (A) the enforcement hereof and thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution under the Registration Rights Agreement or the New Registration Rights Agreement, as the case may be, may be limited by federal and state securities laws and public policy considerations, and no event that constitutes a material breach of or a material default under (or an event which, with notice or passage of time or both would constitute a material default under) this Agreement, the Registration Rights Agreement or the New Registration Rights Agreement, as the case may be, or the License Agreement (to the extent not previously terminated by mutual agreement of the parties thereto) by the Purchaser or Elan, to the extent a party thereto, has occurred and is continuing.

          (c) All consents, approvals, authorizations and orders of any court or governmental agency or body, or third party required in connection with the issuance and sale of such Additional Notes shall have been obtained, except for any filings required by the HSR Act upon conversion of such Additional Notes.

          (d) The sale of such Additional Notes hereunder has not been enjoined (temporarily or permanently).

          (e) The Purchaser shall have delivered the Additional Note Issue Price in accordance with Section 2(a) hereof.

     All such documents, certificates, schedule, notices and instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Company and counsel for the Company.

     SECTION 10. Conditions to Elan's Obligations at License Share Issuances. The obligation of Elan to accept the issuance of License Shares in lieu of cash payments pursuant to and in accordance with the terms of clauses 10.1.1(1), (3) and (4) of the License Agreement shall be subject to satisfaction or waiver of the following conditions at or prior to each License Share Issuance Date applicable thereto (provided that, nothing in this Agreement shall relieve the Company from its obligation to make cash payments to Elan pursuant to clauses 10.1.1(1), 10.1(3) and (4) of the License Agreement in the event that any of the following conditions is not so satisfied or waived at or prior to such License Share Issuance Date):

          (a) Each of the representations and warranties of the Company set forth in Section 3 hereof that are qualified by Material Adverse Effect or materiality shall be true and correct in all respects and each of the representations and warranties of the Company set forth in Section 3 hereof that are not so qualified shall be true and correct in all material respects, in each case, on and as of such License Share Issuance Date as if made on and as of such License Share Issuance Date, except to the extent that such representations and warranties expressly relate to an earlier date; the statements of the Company's officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made; the Company shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such License Share Issuance Date; since June 30, 1998 and except as disclosed in the Additional SEC Reports, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

          (b) On such License Share Issuance Date, Elan shall have received the opinion, dated as of such License Share Issuance Date and addressed to the Purchaser, of each of Brobeck, Phleger & Harrison LLP, counsel for the Company (or such other counsel as is reasonably satisfactory to Elan), and the General Counsel of the Company substantially in the form attached hereto as Exhibits D1 and D2, respectively; provided that, in the case of License Shares to be issued to Elan pursuant to clause 10.1.1(1) of the License Agreement, such opinions shall be substantially in the form attached hereto as Exhibits D3 and D4, respectively.

          (c) Elan shall have received a certificate of the Company, dated such License Share Issuance Date, signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer, to the effect that:

               (i) The representations and warranties of the Company contained in this Agreement that are qualified by Material Adverse Effect or materiality are true and correct in all respects and the representations and warranties of the Company contained in this Agreement that are not so qualified are true and correct in all material respects, in each case, on and as of such License Share Issuance Date, except to the extent that such representations and warranties expressly relate to an earlier date, and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such License Share Issuance Date;

               (ii) At such License Share Issuance Date and since June 30, 1998, except as set forth in the Additional SEC Reports, no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect;

               (iii) The issuance of such License Shares has not been enjoined (temporarily or permanently); and

               (iv) Each of this Agreement, the Registration Rights Agreement or the New Registration Rights Agreement, as the case may be, the License Agreement and, to the extent outstanding, the Securities, are, and after giving effect to the issuance of such License Shares, will be, valid and enforceable against the Company, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution under the Registration Rights Agreement or the New Registration Rights Agreement, as the case may be, may be limited by federal and state securities laws and public policy considerations, and no event that constitutes a breach of or a default under (or an event which, with notice or passage of time or both would constitute a default un-

          der) this Agreement, the Registration Rights Agreement or the New Registration Rights Agreement, as the case may be, the License Agreement or, to the extent outstanding, the Securities, by the Company has occurred and is continuing or, after giving effect to the issuance and sale of such License Shares, will have occurred and be continuing.

          (d) Both before and after giving effect to the issuance of such License Shares, each of this Agreement, the Registration Rights Agreement or the New Registration Rights Agreement, as the case may be, the License Agreement and, to the extent outstanding, the Securities, shall be valid and enforceable against the Company, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution under the Registration Rights Agreement or the New Registration Rights Agreement, as the case may be, may be limited by federal and state securities laws and public policy considerations, and no event that constitutes a breach of or a default under (or an event which, with notice or passage of time or both would constitute a default under) this Agreement, the Registration Rights Agreement or the New Registration Rights Agreement, as the case may be, the License Agreement or, to the extent outstanding, the Securities, by the Company shall have occurred and be continuing.

          (e) All consents, approvals, authorizations and orders of any court or governmental agency or body, or third party required in connection with the issuance of such License Shares shall have been obtained.

          (f) The issuance of such License Shares shall not be enjoined (temporarily or permanently) on the License Share Issuance Date applicable thereto.

     All such documents, certificates, schedules, notices and instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Purchaser and counsel for the Purchaser.

     SECTION 11. Conditions to the Company's Obligations at License Share Issuances. The obligation of the Company to issue License Shares in lieu of cash payments (after the Company, at its option, has elected to issue License Shares) pursuant to clauses 10.1.1(1), 10.1(3) and (4) of the License Agreement, shall be subject to satisfaction or waiver of the following conditions at or prior to the License Share Issuance Date applicable thereto; provided that, nothing in this Agreement shall relieve the Company from its obligation to make cash payments to Elan pursuant to clauses 10.1.1(1), 10.1(3) and (4) of the License Agreement in the event that any of the following conditions is not so satisfied or waived at or prior to such License Share Issuance Date; provided, further, that, in the event that Elan is unable to satisfy the following conditions or such conditions have not been waived prior to such License Share Issuance Date, the Company and Elan shall negotiate in good faith to agree, on or prior to such License Share Issuance Date, upon customary terms and conditions which will enable the Company to issue the License Shares pursuant to a transaction exempt from the registration requirements of the Securities Act pursuant Regulation D thereunder, including the giving by Elan, to the extent possible, of representations and warranties in connection therewith, so long as such negotiation does not delay any License Share Issuance Date:

          (a) Each of the representations and warranties of Elan set forth in
     Section 4(b) hereof that are qualified by materiality shall be true and correct in all respects and each of the representations and warranties of Elan set forth in Section 4(b) hereof that are not so qualified shall be true and correct in all material respects, in each case, on and as of such License Share Issuance Date as if made on and as of such License Share Issuance Date, except to the extent that such representations and warranties expressly relate to an earlier date; the statements of Elan's officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made; Elan shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Additional Closing Date.

          (b) The Company shall have received a certificate of Elan, dated such License Share Issuance Date, signed on behalf of Elan by its President and Chief Financial Officer, to the effect that the representation and warranties of Elan contained in this Agreement that are qualified by materiality are true and correct in all respects and the representations and warranties of Elan contained in this Agreement that are not so qualified are true and correct in all material respects, in each case, on and as of such License Share Issuance Date, except to the extent that such representations and warranties expressly relate to an earlier date and Elan has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such License Share Issuance Date.

          (c) All consents, approvals, authorizations and orders of any court or governmental agency or body, or third party required in connection with the issuance of such License Shares shall have been obtained.


          (d) The issuance of such License Shares shall not be enjoined (temporarily or permanently) on the License Share Issuance Date applicable thereto.

     All such documents, certificates, schedule, notices and instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Company and counsel for the Company.


     SECTION 12. Conversion Prices.

     (a) The Initial Notes shall be convertible by the Purchaser in accordance with their terms into Common Stock at a conversion price of $14.00 per share (the "Initial Note Conversion Price").

     (b) The License Notes shall be convertible by the Purchaser in accordance with their terms into Common Stock at a per share conversion price equal to the sum of (i) the average of the Closing Prices of the Common Stock for the 20 consecutive trading days immediately prior to the Initial Closing Date (the "License Note 20-Day Average") plus (ii) the product of (x) the License Note 20-Day Average multiplied by (y) 0.025 (the "License Note Conversion Price"); provided that in no event shall the License Note Conversion Price be less than $14.00 per share or greater than $20.00 per share.

     (c) Any Additional Note shall be convertible by the Purchaser in accordance with its terms into Common Stock at a per share conversion price equal to the sum of (i) the average of the Closing Prices of the Common Stock for the 20 consecu-tive trading days immediately prior to the Additional Closing Date applicable thereto (the "Additional Note 20-Day Average") plus (ii) the product of (x) the Additional Note 20-Day Average multiplied by (y) 0.025 (the "Additional Note Conversion Price"); provided that in no event shall the Additional Note Conversion Price be less than $14.00 per share (the "Minimum Conversion Price") or greater than $20.00 per share (the "Maximum Conversion Price"). Each of the Minimum Conversion Price and the Maximum Conversion Price shall be subject to adjustment from time to time in accordance with paragraph 6(i)(i), (ii), (iii),
(iv) or (v) of the promissory note attached hereto as Exhibit A.

     (d) For purposes of this Section 12, the "Closing Price" of the Common Stock on any trading day shall mean the last reported sales price of the Common Stock on such trading day, as reported by the Nasdaq National Market or, if the Common Stock is listed on a United States securities exchange, the closing per share sales price, regular way, on such trading day on the principal United States securities exchange on which the Common Stock is traded or, if no such sale takes place on such trading day, the average of the closing bid and asked prices on such day.


     SECTION 13. Covenants of the Company.

     (a) The Company agrees that, prior to the termination of all rights provided for in the Registration Rights Agreement in accordance with Section
1.17 thereof, the Company will prepare, execute and deliver to the Purchaser a registration rights agreement (the "New Registration Rights Agreement"), to be effective upon such termination, in form and substance substantially identical to the Registration Rights Agreement; provided that the New Registration Rights Agreement shall expire on the later of (i) December 31, 2003 and (ii) the date on which no Securities are outstanding.

     (b) Subject to the terms and conditions specified in this paragraph (b), the Company hereby grants to the Purchaser and Elan a right to purchase up to the number of Additional Shares (as defined below) in connection with any Transaction (as defined below) undertaken by the Company.

          (i) Each time the Company proposes to offer, sell or otherwise issue shares of any class of its capital stock or securities convertible into, or exercisable or exchangeable for, a class of capital stock ("Capital Stock"), in a public or private transaction (a

     "Transaction"), the Company shall deliver a notice in person, by air courier or by facsimile ("Notice"), to the Purchaser and Elan stating (a) the Company's bona fide intention to undertake such Transaction, (b) the number of shares of Capital Stock to be offered in the Transaction (the "Transaction Shares"), (c) the number of Additional Shares up to which the Purchaser and Elan may elect to purchase in such Transaction (which would be added to the Transaction Shares), and (d) the price and terms, if any, upon which it proposes to offer, sell or otherwise issue Capital Stock in the Transaction.

          (ii) Within 10 business days after receipt by the Purchaser and Elan of the Notice, each of the Purchaser and Elan may elect to purchase, at the price and on the terms specified in the Notice, up to the number of Additional Shares set forth in the Notice. The number of shares of Capital Stock ("Additional Shares") that the Purchaser and Elan may elect to purchase and include in the Transaction shall be calculated as follows:

Additional Shares  =   Transaction Shares  --   Transaction Shares
                             1 - X%

     X% represents the percentage (stated as a decimal) of the outstanding shares of Common Stock then held by the Purchaser or Elan, as the case may be, (assuming the conversion of all Securities then held by the Purchaser or Elan, as the case may be, and the conversion, exercise or exchange of all Capital Stock then held by the Purchaser or Elan, as the case may be, and acquired pursuant to this paragraph (b)).

     In the event that the price or terms upon which the Company proposes to offer, sell or otherwise issue Capital Stock in the Transaction or the number of Transaction Shares to be included in such Transaction changes for any reason (other than including the Additional Shares) after the Notice is delivered to the Purchaser and Elan, the number of Additional Shares shall, with respect to a change in the number of Transaction Shares, be recalculated using the new number of Transaction Shares and, in any case, the Company shall promptly provide a revised Notice to the Purchaser and Elan reflecting such recalculated Additional Shares and any change to such price or terms. If the Company proposes to offer, sell or issue any Capital Stock for consideration other than cash, each of the Purchaser and Elan may exercise the right set forth in this paragraph (b) and purchase Additional Shares for cash at a per share purchase price equal to (i)(a) the face amount of any cash received for such Capital Stock plus (b) the fair market value of the non-cash consideration expressly received for such Capital Stock divided by (ii) the number of Transaction Shares issued in such Transaction (excluding any Additional Shares). The fair market value of any such non-cash consideration shall be determined by an independent appraisal firm of nationally-recognized standing chosen jointly by the Company and the Purchaser and Elan.

          (iii) The rights of the Purchaser set forth in this paragraph (b) shall not be applicable to (a) the issuance or sale of Capital Stock under any plan, agreement or arrangement applicable only to employees, directors or consultants and approved by the Company's board of directors or (b) the issuance of securities pursuant to the conversion, exercise or exchange of convertible, exercisable or exchangeable securities.

          (iv) The rights and obligations of the Purchaser and Elan under this paragraph (b) shall not be assignable, except that such rights may be assigned by the each of the Purchaser and Elan to any of its Affiliates that agrees in writing to be bound by the provisions of this paragraph (b).

          (v) Notwithstanding anything to the contrary in this paragraph (b), the provisions of this paragraph (b) shall terminate and be of no further force and effect upon the consummation of (x) any consolidation of the Company with, or merger of the Company with or into, any person (including any individual, partnership, joint venture, corporation, trust or group thereof) ("Person") other than a consolidation or merger pursuant to which the stockholders of the Company immediately prior to such consolidation or merger own more than 50% of the outstanding securities entitled, under general circumstances, to vote in the election of directors of the surviving Person after such consolidation or merger or (y) any sale, transfer or conveyance of all or substantially all of the assets of the Company.

     (c) Upon the later of (i) the termination of all rights provided for in the Registration Rights Agreement in accordance with Section 1.17 thereof and (ii) the expiration of the New Registration Rights Agreement, and so long as any of the Purchaser, Elan or any of their Affiliates continues to hold any Securities or any Shares, Conversion Shares, License Shares or shares of Common Stock or other Capital Stock issued pursuant to paragraph (b) of this Section 13, in order to permit each of the Purchaser, Elan and their Affiliates to sell such securities (subject to Section 14(a) hereof), from time to time, pursuant to Rule 144, or any successor to such rule or any other rule or regulation of the SEC that may at any time permit the Purchaser to sell the Shares without registration, the Company shall:

          (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times during which the Company is subject to the reporting requirements of the Securities Act or the Exchange Act;

          (ii) use its best efforts to file with the SEC in a timely manner all reports and other documents required to be filed by the Company under the Securities Act or the Exchange Act (at all times during which it is subject to such reporting requirements thereof); and

          (iii) (x) furnish to the Purchaser and Elan promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of the Securities Act and the Exchange Act (at any time during which it is subject to such to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Purchaser or Elan may reasonably request in availing itself of Rule 144, or any successor to such rule or any other rule or regulation of the SEC that may at any time permit the Purchaser or Elan to sell such securities without registration and (y) take any action (including cooperating with the Purchaser and Elan to cause the transfer agent for the Common Stock to remove any restrictive legend on the certificates evidencing such Common Stock) as shall be reasonably requested by the Purchaser and Elan or which shall otherwise facilitate the sale of such securities from time to time by the Purchaser and Elan pursuant to Rule 144, or any successor to such rule or any other rule or regulation of the SEC that may at any time permit the Purchaser or Elan to sell such securities without registration.

     (d) At such time as Elan acquires beneficial ownership (as defined under Rule 13d-3 under the Exchange Act) of not less than 15.0% of the outstanding Common Stock (assuming, for such purpose, the conversion of all Securities held by Elan and its Affiliates and the conversion, exercise or exchange of all Capital Stock held by Elan and its Affiliates and acquired pursuant to Section 13(b) hereof, in each case, regardless of the date on which such Securities or Capital Stock become convertible, exercisable or exchangeable) (the "Beneficial Ownership Threshold"), Elan shall be entitled to designate one member of the Company's Board of Directors (the "Elan Designee"); provided that, in the event that Mr. John Groom is a member of the Board of Directors of the Company at such time as Elan's ownership of Common Stock exceeds the Beneficial Ownership Threshold (as determined pursuant to this paragraph (d)), Mr. Groom shall be the Elan Designee. Within five business days following such designation, the Company shall cause the Elan Designee, if not then a member of the Company's Board of Directors, to be appointed to the Company's Board of Directors. Thereafter, so long as Elan's ownership of Common Stock, as determined pursuant to the immediately preceding sentence, exceeds the Beneficial Ownership Threshold, a committee of the Company's Board of Directors (or, if no such committee exists and the full Board of Directors of the Company performs such function, the full Board of Directors) shall include the Elan Designee in the slate of nominees recommended by the Company's Board of Directors to stockholders for election as a director at each annual meeting of stockholders of the Company. If, as a result of death, disability, retirement, resignation or removal (with or without cause) of the Elan Designee, Elan shall be entitled to designate a replacement director to fill the vacancy created by such death, disability, retirement, resignation or removal and, within five business days following such designation, the Company shall cause such Elan Designee to be appointed to the Company's Board of Directors.

     (e) Upon the request of the Purchaser, the Company agrees that, with respect to the issuance and sale of Additional Notes by the Company on Additional Closing Dates, it will cooperate with the Purchaser in good faith to make such changes to the form of the Additional Notes (including to bifurcate any Additional Notes into two or more separate securities) in order to minimize, to the greatest extent possible, any withholding or deduction for future Taxes which might be required in connection with payments made by the Company under or with respect to the Securities (including the issuance of Common Stock upon conversion of the Securities), so long as any such change does not materially adversely affect the Company or delay any Additional Closing Date.

     (f) In the event that the Company exercises its option to issue License Shares on any License Share Issuance Date pursuant to either of clauses 10.1.1(3) or (4) of the License Agreement and the issuance of such License Shares to Elan or its Affiliates would require a filing by the Company under the HSR Act, the Company shall, as soon as practicable prior to such License Share Issuance Date and, in any event, use all commercially reasonable efforts to prepare and file or cause to be filed such required filing on a timely basis in order that the waiting period under the HSR Act shall expire on or before such License Share Issuance Date.

     Elan is intended to be a third-party beneficiary of the covenants set forth in this Section 13.


     SECTION 14. Covenants of Elan.

     (a) Elan agrees that, until the [ * * * ] of the Initial Closing Date, it shall not, and shall not permit any of its Affiliates to, directly or indirectly, without the prior written consent of the Company, sell, offer to sell, contract to sell, grant any option to purchase or otherwise transfer or dispose of ("Transfer"), the Shares, the Conversion Shares, the License Shares or the Securities; provided that Elan may Transfer the Shares, the Conversion Shares, the License Shares and the Securities to any of its Affiliates and any Affiliate of Elan may Transfer the Shares, the Conversion Shares, the License Shares and the Securities to Elan or to any other Affiliate of Elan, subject to Elan's agreements set forth in Section 4(b) hereof.

     For purposes of this Agreement, except as otherwise expressly provided herein, the term "Affiliate" shall mean, with respect to any specified person or entity, any other person or entity controlling, controlled by, or under common control with such specified person or entity. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

     (b) Except for Transfers between or among Elan and its Affiliates, as permitted by Section 14(a) hereof, Elan agrees that if, at any time after the date hereof, it or any of its Affiliates (each, an "Offeror") shall desire to Transfer all or any part of the Securities owned by it for cash, the Of-feror shall first submit to the Company a notice (the "Notice") which shall set forth a reasonably detailed description of the price and the terms of the proposed Transfer and shall contain an irrevocable offer to the Company to sell to the Company all, but not less than all, of the Securities to be Transferred at such price and on such terms. At any time within 10 days after the Notice is given, the Company may accept the offer made to it in the Notice by furnishing written notice to the Offeror and may purchase not less than all of the Securities offered at the price and upon the terms specified in the Notice by delivering such price to the Offeror, by wire transfer in immediately available funds to an account designated in the Notice, against delivery of the promissory note or notes evidencing such Securities. If, at the end of such 10-day period, the offer contained in the Notice has not been accepted with respect to all Securities proposed to be Transferred, the Offeror shall have 60 days in which to Transfer all such Securities to a third party, at a price not less than [* * *] of the price, and on terms not materially different from the terms, in each case, set forth in the Notice. If, at the end of such 60-day period, the Offeror has not completed such Transfer, all restrictions on Transfer of such Securities set forth in this Section 14(b) shall again be in effect.

     (c) Except as otherwise set forth in this paragraph (c), Elan agrees that, until the [ * * * ] of the Initial Closing Date, it shall not, and shall not permit any of its Affiliates to, without the consent of the Company:

          (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, beneficial ownership (as defined under Rule 13d-3 under the Exchange Act) of any Common Stock, any securities which at such time are convertible or exchangeable into or exercisable for shares of Common Stock, or any direct or indirect rights to acquire any Common Stock or any securities which at such time are convertible or exchangeable into or exercisable for shares for Common Stock, if, after giving effect to any such acquisition, Elan would be the beneficial owner (as defined under Rule 13d-3 under the Exchange Act) of more than 25.0% of the outstanding Common Stock, on a fully diluted basis;

          (ii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the rules of the SEC) or seek to advise or influence any person or entity with respect to the voting of any Voting Stock of the Company;

          (iii) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company or any of its securities or assets;

          (iv) form, join or in any way participate in a Group (as defined below) in connection with any of the foregoing;

          (v) take any action that could reasonably be expected to require the Company to make a public announcement regarding the possibility of any of the events described in clauses (i) and (ii) above; or

          (vi) request that the Company, directly or indirectly, amend or waive any provision of this paragraph (c).

     Notwithstanding the foregoing, this paragraph (c) shall in no way limit or otherwise restrict or impair the ability of Elan and its Affiliates to convert the Securities in accordance with their terms. This provision shall terminate and be of no further force and effect upon the acquisition of, or public announcement of an intent to acquire, beneficial ownership (as defined under Rule 13d-3 under the Exchange Act) by any person or group of related persons for purposes of Section 13(d) of the Exchange Act ("Group") of more than [* * *]% of the outstanding Common Stock. For purposes of clause (i) of this paragraph (c), any securities of the Company beneficially owned (as defined under Rule 13d-3 under the Exchange Act) by Elan or any of its Affiliates and acquired pursuant to this Agreement, the License Agreement or upon conversion of the Securities, or which are beneficially owned (as defined under Rule 13d-3 under the Exchange
Act) by Elan or any of its Affiliates as a result of their ownership of the Securities, shall not be counted unless Elan or any of its Affiliates shall beneficially own (as defined under 13d-3 under the Exchange Act) any other securities of the Company that are acquired other than pursuant to this Agreement, the Stock Purchase Agreement, the License Agreement or the Securities. Notwithstanding this paragraph (c), at any time on or after [ * * * ] of the Initial Closing Date, Elan and its Affiliates may communicate with a committee of the Company's then independent directors regarding a negotiated acquisition of all, but not less than all, of the Common Stock then outstanding. Such committee of independent directors may, in its sole discretion, refuse any proposal from Elan or its Affiliates regarding a negotiated acquisition. Upon such refusal, Elan and its Affili-ates shall continue to be subject to the limitations set forth in this paragraph
(c) until [ * * * ] of the Initial Closing Date. For purposes of this paragraph
(c), "independent directors" shall mean those directors of the Company who are not directors, officers or Affiliates of Elan or its Affiliates.

     (d) Elan agrees that, within 10 days following a Change of Control of Elan occurring prior to [ * * * ], Elan will notify the Company in writing of such Change of Control (the "Elan Change of Control Notice") and the Company may, at its option, not later than the 10th day following receipt of such Elan Change of Control Notice (the "Purchase Election Date"), notify Elan of the Company's irrevocable election to purchase, no earlier than 10 days and no later than 20 days following such election, all, but not less than all, of the Shares, the Conversion Shares, the License Shares and the shares of Common Stock (the "Initial Shares") purchased by the Purchaser pursuant to the Stock Purchase Agreement, dated as of September 30, 1998, by and between the Company and the Purchaser (the "Stock Purchase Agreement"), in each case, owned by Elan and its Affiliates on the date of such Change of Control, at a per share purchase price equal to the greater of [ * * * ]; provided, however, that, as a condition to such repurchase, the Company shall repurchase all, but not less than all, of the Securities then owned by Elan and it Affiliates pursuant to the terms of such Securities. Elan agrees that it will not, and will cause its Affiliates not to, convert any Security after the date of the Change of Control of Elan and prior to the later of (x) the receipt of a notice from the Company of its election to purchase and (y) the Purchase Election Date.

     For purposes of this paragraph (d), a "Change of Control" of Elan shall be deemed to have occurred at such time as (i) any other person or Group becomes the beneficial owner (as defined under Rule 13d-3 under the Exchange Act), directly or indirectly, of 50.0% or more of the total Voting Stock (as defined below) of Elan, (ii) there shall be consummated any consolidation or merger of Elan in which Elan is not the continuing or surviving corporation or pursuant to which the Voting Stock of Elan would be converted into cash, securities or other property, other than a merger or consolidation of Elan in which the holders of the Voting Stock of Elan outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of all Voting Stock of the continuing or surviving corporation immediately after such consolidation or merger or (iii) during any period of two consecutive years, individuals who at the beginning of such period consti-tuted the Board of Directors of Elan (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Elan has been approved by a majority of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of Elan. The term "Voting Stock" means stock of any class or classes, however designated, having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of Elan, other than stock having such powers only by reason of the occurrence of a contingency.

     (e) In the event that the Company exercises its option to issue License Shares on any License Share Issuance Date pursuant to either of clauses 10.1.1(3) or (4) of the License Agreement and the issuance of such License Shares to Elan or its Affiliates would require a filing by Elan under the HSR Act, Elan shall use all commercially reasonably efforts to prepare and file or cause to be filed such required filing on a timely basis in order that the waiting period under the HSR Act shall expire on or before such License Share Issuance Date. Subject to compliance by the Company with the provisions of
Section 13(f) hereof, Elan agrees that any License Share Issuance Date may be postponed until the expiration or, if earlier, the termination of the waiting period under HSR Act applicable to the filing thereunder made by Elan and, if required, the Company.


     SECTION 15. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by nationally recognized overnight delivery service or facsimile (receipt confirmed) addressed as follows or to such other address of which the parties may have given written notice:

                    (i)    if to the Company, to:

                           Ligand Pharmaceuticals Incorporated
                           10275 Science Center Drive
                           San Diego, California  92121
                           Attn:  General Counsel
                           Fax No.:  (619) 550-1825
                           with a copy to:

                           Brobeck, Phleger & Harrison LLP
                           550 West C Street, Suite 1300
                           San Diego, California  92101-3532
                           Attn:  Faye H. Russell, Esq.
                           Fax No.:  (619) 234-3848

                   (ii) if to the Purchaser, to:

                           Elan International Services, Ltd.
                           102 St. James Court
                           Flatts Smiths FL 04
                           Bermuda
                           Attn:  President
                           Fax No.:  (441) 292-2224

                           with a copy to:

                           Cahill Gordon & Reindel
                           80 Pine Street
                           New York, New York  10005
                           Attn:  William M. Hartnett, Esq.
                           Fax No.:  (212) 269-5420

                  (iii) if to Elan, to:

                           Elan Corporation, plc
                           Lincoln House
                           Lincoln Place
                           Dublin 2, Ireland
                           Attn:  William F. Daniel
                           Fax No.:  353-1-709-4000

                           with a copy to:

                           Cahill Gordon & Reindel
                           80 Pine Street
                           New York, New York  10005
                           Attn:  William M. Hartnett, Esq.
                           Fax No.:  (212) 269-5420

                   (iv) (a) on the date delivered, if delivered by facsimile or personally or (b) on the day after the notice is delivered into the possession and control of a nationally recognized overnight delivery service, duly marked for delivery to the receiving party.

     SECTION 16. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign its rights or obligations hereunder without the prior written consent of the other parties. Notwithstanding this Section 16, each of the Purchaser and Elan may assign any of its rights and obligations hereunder to any of its Affiliates, subject to its agreements set forth in
Section 4 of this Agreement; provided, further, that the Company may assign its obligations hereunder in connection with the transfer or sale of all or substantially all of its assets or in the event of its merger or consolidation with or into another entity, in each case, in a transaction in which the Company is not the surviving entity. Any assignment in contravention of this Section 16 shall be void. No assignment shall release the Purchaser, Elan or the Company from any obligation or liability under this Agreement unless expressly agreed to by the non-assigning parties.


     SECTION 17. Entire Agreement; Amendments. This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties, including, but not limited to, the Letter of Intent. This Agreement may be amended only by a written amendment executed by both parties.


     SECTION 18. Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.


     SECTION 19. Expenses. Except as otherwise expressly provided herein, the Purchaser, Elan and the Company will pay the respective fees and expenses (including, without limitation, legal and accounting fees and expenses) incurred by each of them in connection with the transactions contemplated hereby.

     SECTION 20. Survival of Representations and Warranties. All representations and warranties made in this Agreement or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof until December 31, 2001.


     SECTION 21. Waiver. No failure or delay on the part of a party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.


     SECTION 22. Further Assurances. From and after the date of this Agreement, upon the reasonable request of one party hereto, the other party hereto shall execute and deliver such instruments, documents and other writings as may be necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.


     SECTION 23. GOVERNING LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.


     SECTION 24. Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.


     SECTION 25. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

     IN WITNESS WHEREOF, this Agreement has been duly executed under seal by the parties hereto and delivered as of the date first above written.

                       LIGAND PHARMACEUTICALS
                         INCORPORATED


                       By:    /s/ William L. Respess
                              -----------------------------------
                              Name:  William L. Respess
                              Title: Senior Vice President, General
                                       Counsel Government Affairs


                       ELAN INTERNATIONAL SERVICES, LTD.


                       By:    /s/ Kevin Insley
                              ------------------------------------
                              Name:  Kevin Insley
                              Title: President and Chief
                                      Financial Officer



For purposes of Section 1(c), 2(c),
4(b), 10, 11, 13 and 14 only:


ELAN CORPORATION, PLC


By:  /s/ Liam Daniel
     --------------------------------
Name:  Liam Daniel
Title: Group Vice President, Finance